                                                                   EXHIBIT 10.28

                              SEVERANCE AGREEMENT

          This Severance Agreement (the "Agreement") by and between MTI Technology Corporation ("MTI" or "the Company") and Earl Pearlman ("Pearlman") documents the terms and conditions of Pearlman's termination from the Company's employment, effective November 30, 1999 (the "Termination Date").

                                    RECITALS

          On or about April 8, 1996, MTI agreed to employ Pearlman as the Company's President.

          On or about November 24, 1999, MTI and Pearlman mutually agreed to terminate Pearlman's employment. MTI does not have a uniform policy or practice of granting particular severance benefits to its employees or executives. However, MTI offered to pay to Pearlman only those severance benefits described in the paragraphs that follow in exchange for Pearlman's release of all claims against the Company. Pearlman accepted this offer.

          NOW, THEREFORE, in consideration of the recitals listed above, and the mutual promises contained in this Agreement, Pearlman and the Company agree, covenant, and represent as follows:

                                   AGREEMENT

     1.   The Parties' Responsibilities

          a. Upon the Effective Date of this Agreement by all parties, MTI shall pay to Pearlman a one-time lump sum payment equivalent to eighteen (18) months of his current base salary plus car allowance plus his base bonus as calculated under the FY2000 Executive Manager Bonus Plan (the "Severance Payment"). The gross amount of the Severance Payment shall be $599,100. Pearlman acknowledges that MTI shall withhold from the Severance Payment all applicable payroll taxes, including federal and state income taxes, as well as other authorized deductions, and that the net amount of the Severance Payment shall therefore be: $322,800.

          b. Upon the Effective Date of this Agreement, MTI shall also pay to Pearlman all unpaid vacation pay he has accrued or will accrue as of the Termination Date (the "Vacation Payment"). The gross amount of the Vacation Payment shall be $38,077. Pearlman acknowledges that MTI shall withhold from the Vacation Payment all applicable payroll taxes, including federal and state income taxes, as well as other authorized deductions, and that the net amount of the Severance Payment shall therefore be: $21,152.

          c. Effective December 1, 1999, MTI and Pearlman agree that Pearlman shall be retained by MTI as a consultant pursuant to the terms and conditions of the Consulting Agreement attached as Exhibit "A" (the "Consulting Agreement").

            d. Pearlman acknowledges that, as of December 1, 1999, he may be eligible to obtain continuing coverage under MTI's group medical, vision, and dental plans pursuant to the provisions of the Consolidated Omnibus Reconciliation Act and its implementing regulations ("COBRA"). MTI acknowledges and agrees that, from December 1, 1999 to March 31, 2001, MTI will make the required premium payments for any COBRA continuation coverage that Pearlman elects to obtain. In no event shall MTI be liable for, or required to pay premiums for, any COBRA continuation coverage Pearlman may elect or be eligible to obtain after March 31, 2001. MTI further acknowledges and agrees that, from December 1, 1999 until March 31, 2001, MTI will reimburse Pearlman for medical, vision, and dental expenses incurred by Pearlman that are not covered by Pearlman's COBRA continuation coverage but that would be covered under MTI's existing Executive Medical Plan.

            e. This Agreement has been approved by the MTI Board of Directors' Compensation Committee in all respects. MTI agrees that Pearlman's Option Agreements shall remain in full force and effect during the term of the Consulting Agreement. Pearlman understands and agrees that his right to exercise these shares shall be in accordance with the terms and conditions his Option Agreements with the MTI and the MTI Technology Corporation 1996 Stock Incentive Plan, as amended (the "Stock Incentive Plan").

            f. Pearlman and MTI agree, covenant and represent that Pearlman shall not be eligible for, or entitled to, any benefits of employment other than those specifically identified in this Agreement.

            g. MTI agrees that it will reimburse Pearlman for any legal expenses he incurs, up to a maximum of $5,000, related to the review of the Agreement, and all Attachments and Exhibits.

            h. Pearlman agrees, covenants and represents that he shall cooperate with MTI in the orderly transfer of his responsibilities to other
MTI employees. Pearlman further agrees, covenants and represents that he shall cooperate in good faith with MTI in the defense of any action that has been or will be brought against MTI that arises out of, or relates in any way to his employment with MTI. MTI agrees, covenants and represents that it shall indemnify and hold Pearlman harmless to the extent required by law for all that Pearlman necessarily expends or loses in direct consequence of the discharge of his duties under this paragraph 1(h).

            i. The parties agree, covenant and represent that the list that comprises Exhibit "C" fully and completely describes all of the stock options to which Pearlman shall ever be entitled pursuant to the terms and conditions of this Agreement and MTI's Stock Option Agreement, and that Pearlman shall not be entitled to any options other than those listed in Exhibit "C".

     2.   Release

          a. In consideration of the promises specified in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Pearlman, for himself and his heirs, assigns, executors, administrators, and agents, past and present (collectively, the "Pearlman Affiliates"), hereby fully and without limitation releases, covenants not to sue, and forever discharges MTI and its respective subsidiaries, divisions, affiliated corporations, affiliated partnerships, parents, trustees, directors, officers, shareholders, partners, agents, employees, representatives, consultants, attorneys, heirs, assigns, executors and administrators, predecessors and successors, past and present (collectively, the "MTI Releases"), both individually and collectively, from any and all rights, claims, demands, liabilities, actions and causes of action whether in law or in equity, suits, damages, losses, workers' compensation claims, attorneys' fees, costs, and expenses, of whatever nature whatsoever, known or unknown, fixed or contingent, suspected or unsuspected ("Claims"), that Pearlman or the Pearlman Affiliates now have, or may ever have, against any of the MTI Releases that arise out of or are in any way related to: (i) Pearlman's employment by MTI or any of the other MTI Releases; (ii) the termination of Pearlman's employment by MTI or any of the other MTI Releases; and (iii) any transactions, occurrences, acts or omissions by MTI or any of the other MTI Releases occurring prior to the Effective Date of this Agreement.

          b. Without limiting the generality of the foregoing, Pearlman specifically and expressly releases any Claims occurring prior to the Effective Date of this Agreement arising out of or related to violations of any federal or state employment discrimination law, including the California Fair Employment and Housing Act; Title VII of the Civil Rights Act of 1964; the Americans With Disabilities Act, the National Labor Relations Act; the Equal Pay Act, the Employee Retirement Income Security Act of 1974; as well as Claims arising out of or related to violations of the provisions of the California Labor Code; state and federal wage and hour laws; breach of contract; fraud; misrepresentations; common counts; unfair competition; unfair business practices; negligence; defamation; infliction of emotional distress; invasion of privacy, assault, battery, false imprisonment, wrongful termination; and any other state or federal law, rule, or regulation.

          c. Pearlman agrees, covenants, and represents that he has not commenced, and, that he shall never commence or pursue, a claim for workers' compensation benefits of any kind relating to or resulting from his employment with MTI or any of the other MTI Releases. Pearlman further agrees, covenants, and represents that, in the event that he has filed or does file a claim for workers' compensation benefits, MTI may, but is not required to, present this Agreement to the Workers' Compensation Appeals Board for approval as a compromise and release.

          d. MTI hereby fully and without limitation releases, covenants not to sue, and forever discharges Pearlman, and his successors, assigns, heirs, agents and attorneys, from any and all Claims that MTI now has, or may ever have, against Pearlman that arise out of, or are in any way related to: (i) Pearlman's employment by MTI; (ii) the termination of Pearlman's employment by MTI; and (iii) any acts or omissions by Pearlman occurring prior to the Effective Date of this Agreement.

     3.   Warranties and Representations

          Pearlman acknowledges that he is aware of and familiar with the provisions of Section 1542 of the California Civil Code, which provides as follows:

          "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him, must have materially affected his settlement with the debtor."

          Pearlman hereby waives and relinquish all rights and benefits which he may have under Section 1542 of the California Civil Code, or the law of any other state or jurisdiction, or common law principle, to the same or similar effect. Pearlman represents and warrants that he has the authority to enter into this Agreement and to bind all persons and entities claiming through him.

     4.   Confidentiality and Non-Disparagement

          a. Pearlman agrees, covenants and represents that the facts relating to the existence of this Agreement, the negotiations leading to the execution of this Agreement, the terms of this Agreement and the amounts of the Severance Payment and the Supplemental Payment shall be held in confidence, and, except as required by law or by SEC regulations, shall not be disclosed, communicated or divulged, to any person other than those who must perform tasks to effectuate this Agreement, without first obtaining MTI's written consent to each disclosure.

          b. Pearlman further agrees, covenants and represents that he shall not take any action or make any comments that actually or potentially disparage, disrupt, damage, impair, or otherwise interfere with MTI's business interests or reputation.

          c. MTI agrees, covenants and represents that, except as required by law or by SEC regulations, the facts relating to the existence of this Agreement, the negotiations leading to the execution of this Agreement, the terms of this Agreement and the amounts of the Severance Payment and the Supplemental Payment shall be held in confidence, and shall not be disclosed, communicated or divulged, to any person other than those who must perform tasks to effectuate the Agreement, without first obtaining Pearlman's written consent to each disclosure.

          d. Concurrently, with the execution of this Agreement, Mr. Raymond Noorda shall execute the open letter of reference attached to this Agreement as Exhibit "D". Pearlman agrees, covenants and represents that he shall instruct any prospective employer seeking a reference regarding his employment with MTI Technology Corporation, to communicate with Mr. Noorda, or such other individual as Mr. Noorda may from time to time designate in writing to Pearlman. The parties agree, covenant and represent that Mr. Noorda or his designee may respond to any such reference request by providing information substantially similar to that contained in Exhibit "D". MTI and Mr. Noorda shall not have any further obligations with respect to providing an employment reference of any type for Pearlman.

     5.   Trade Secrets

          a. Pearlman acknowledges that he executed a Proprietary Information Agreement dated May 17, 1995, and that he shall continue to be bound by this Proprietary Information Agreement following the termination of his employment with MTI. A copy of the Proprietary Information Agreement is attached to this Agreement as Exhibit "B".

          b. Pearlman acknowledges that the Company's relationships with its employees, affiliates, consultants, customers, clients, business associates, and other persons are valuable business assets. Accordingly, Pearlman agrees, covenants and represents that he will not, for himself or any third party, directly or indirectly: (i) divert or attempt to divert from the Company any business of any kind in which it is engaged, including, without limitation, the solicitation or interference with any of its suppliers or customers; or, (ii) employ, solicit for employment, or recommend for employment any person employed by MTI, for a period of eighteen (18) months from the effective date of this agreement.

     6.   Confirmation of Payment of Wages.

          Pearlman acknowledges and agrees that he has been paid all wages due and owing to him as of the Effective Date of this Agreement, and that he has been paid all accrued but unused vacation pay.

     7.   Non-Admission of Liability.

          Pearlman agrees, covenants and represents that this Agreement shall not be treated as an admission of liability by MTI, at any time, for any purpose, and that this Agreement shall not be admissible in any proceeding between the parties except a proceeding relating to a breach of its provisions after execution, or a proceeding to obtain approval of this Agreement as a compromise and release as provided in Paragraph 2(c) of this Agreement.

        8.      Successors and Assigns.

                This Agreement shall be binding upon and shall inure to the benefit of the respective heirs, assigns, executors, administrators, successors, subsidiaries, divisions and affiliated corporations and partnerships, past and present, and trustees, directors, officers, shareholders, partners, agents and employees, past and present, of Pearlman and MTI.

        9.      Ambiguities

                This Agreement has been reviewed by the parties. The parties have had a full opportunity to negotiate the terms and conditions of this Agreement. Accordingly, the parties expressly waive any common-law or statutory rule of construction that ambiguities should be construed against the drafter of this Agreement, and agree, covenant, and represent that the language in all parts of this Agreement shall be in all cases construed as a whole, according to its fair meaning.

        10.     Choice of Law

                This Agreement has been negotiated and executed in the State of California and is to be performed in Orange County, California. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California, including all matters of construction, validity, performance, and enforcement, without regard to California's conflict of laws rules.

        11.     Integration

                This Agreement; the Consulting Agreement attached as Exhibit "A;" Pearlman's Option Agreements with the Company; MTI's Stock Incentive Plan; and the Proprietary Information Agreement attached as Exhibit "B" constitute a single, integrated written contract expressing the entire agreement of the parties. There is no other agreement, written or oral, express or implied, between the parties with respect to the subject matter hereof. This Agreement may not be orally modified. This Agreement may only be modified in a written instrument signed by both parties.

        12.     Severability

        a. The parties to this Agreement agree, covenant and represent that each and every provision of this Agreement shall be deemed to be contractual, and that they shall not be treated as mere recitals at any time for any purpose. Therefore, the parties further agree, covenant and represent that each and every provision of this Agreement shall be considered severable. If a court of competent jurisdiction finds any provision of this Agreement to be invalid or enforceable for any reason, that provision, or part thereof, shall remain in force and effect to the extent allowed by law, and all of the remaining provisions of this Agreement shall remain in full force and effect and enforceable.

        b. The parties intend this Agreement to be final and binding in all respects. Accordingly, Pearlman agrees, covenants and represents that he shall, within a reasonable period of time, return to MTI all consideration paid to him, or to which he is entitled, pursuant to paragraph 1 of this Agreement, if Pearlman files or in any way participates in any administrative, judicial or other action or proceeding that seeks, either in whole or in part, to invalidate any portion of the release provisions of paragraphs 2 or 3 of this Agreement.

        13.     Execution of Counterparts

                This Agreement may be executed in counterparts, and if so executed and delivered, all of the counterparts together shall constitute one and the same Agreement.

        14.     Captions

                The captions and section numbers in this Agreement are inserted for the readers' convenience, and in no way define, limit, construe or describe the scope or intent of the provisions of this Agreement.

        15.     Miscellaneous Provisions.

                a. This Agreement is subject to the terms of the Older Workers Benefit Protection Act of 1990 (the "OWBPA"). The OWBPA provides that an individual cannot waive a right or claim under the Age Discrimination in Employment Act unless the waiver is knowing and voluntary. Pursuant to the terms of the OWBPA, Pearlman acknowledges and agrees that he has executed this Agreement voluntarily, and with full knowledge of its consequences. In addition, Pearlman hereby acknowledges and agrees that: (a) this Agreement has been written in a manner that is calculated to be understood, and is understood, by him; (b) the release provisions of this Agreement apply to any rights Pearlman may have under the Age Discrimination in Employment Act ("ADEA"), including the right to file a lawsuit against the Company for age discrimination; (c) the release provisions of this Agreement do not apply to any rights or claims Pearlman may have under the ADEA that arise after the date he executes this Agreement; (d) MTI does not have a preexisting duty to pay you the severance payment identified in this Agreement; (e) Pearlman has been informed in writing pursuant to this Agreement that he has the right to consult with an attorney prior to executing this Agreement; (f) Pearlman has been given 21 days in which to evaluate this agreement prior to executing it, but has voluntarily chosen to execute this Agreement prior to expiration of this 21-day period; (g) Pearlman has a period of at least seven days after execution of this Agreement in which to revoke this Agreement and that this Agreement shall not become effective until expiration of this seven-day period (the "Effective Date").

                b. The parties represent that they have read this Agreement and fully understand all of its terms; that they have conferred with their attorneys, or have knowingly and voluntarily chosen not to confer with their attorneys about this Agreement; that they have executed this Agreement without coercion or duress of any kind; and that they understand any rights that they have or may have and sign this Agreement with full knowledge of any such rights.

     c. The parties acknowledge that no representations, statements or promises made by the other party, or by their respective agents or attorneys, have been relied on in entering into this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, which consists of seven pages, on the dates indicated below.

Dated:  November 30, 1999.      EARL PEARLMAN

                                /s/ EARL PEARLMAN
                                --------------------------

Dated:November 30, 1999,        MTI TECHNOLOGY CORPORATION



                                BY: /s/ RAYMOND NOORDA
                                    -----------------------
                                        Raymond Noorda
                                     Chairman of the Board

                                   EXHIBIT A

                              CONSULTING AGREEMENT

THIS AGREEMENT is made between MTI Technology Corporation ("MTI"), a Delaware corporation, at 4905 East La Palma Avenue, Anaheim, California 92807 and Earl Pearlman, an independent consultant, ("Consultant").

WHEREAS, Consultant has general expertise in the area of corporate management, and direct experience in the tactical and strategic management of MTI.

WHEREAS, MTI has direct knowledge of Consultant's experience and areas of expertise, is willing to engage Consultant as an independent contractor, and not as an employee.

The parties agree to the following terms and conditions:

1.0  SCOPE OF SERVICES

1.1 Consultant will provide consulting services, as directed and requested by MTI, in the area of general corporate management, as described in Exhibit A.

1.2 All work will be performed at MTI's facilities and/or at specified remote sites and will be performed in a workmanlike and professional manner by Consultant. Consultant will at all times observe security and safety policies of MTI, including, but not limited to, the use of Security I.D. Badges.

1.3 The parties acknowledge and agree that MTI has no right to control the manner, means, or method by which Consultant performs the services called for by this Agreement. MTI will be entitled only to: (1) direct Consultant with respect to the elements of the services to be performed by Consultant and the results to be derived by MTI, (2) to inform Consultant as to where and when such services will be performed, and (3) to review and assess the performance of the services by Consultant for the limited purposes of assuring that the services have been performed and confirming that results are satisfactory.

2.0  TERM OF AGREEMENT

2.1  The term of this Agreement is shown in Exhibit B.

2.2 Additional assignments may be incorporated into this Agreement by an executed Addendum to Exhibit A.

2.3 The cure period for any failure of MTI to pay fees and charges due will be forty-five (45) days from the date MTI receives notice.

2.4 If this Agreement is terminated for any reason, Consultant will promptly return to MTI all copies of any MTI data, records, or materials, including all materials incorporating the proprietary information of MTI. Consultant will also furnish to MTI all work in progress, including all incomplete work.

2.5 Within fifteen (15) days of termination of this Agreement for any reason, Consultant will submit to MTI an itemized invoice for any outstanding fees or expenses under this Agreement. MTI, upon payment of the amounts invoiced, will have no further liability or obligation to Consultant.

3.0  FEES

3.1 In consideration of the services to be performed by Consultant, MTI will pay Consultant the fees shown in Exhibit B.

4.0  RIGHTS IN DATA

4.1 Any MTI Work Product will be considered a "work for hire" and will remain the exclusive property of MTI.

4.2 "MTI Work Product" means only the ideas, processes, methods, programming aids, reports, programs, manuals, tapes, software, flowcharts, systems or improvements, enhancements, or modifications, that the Consultant utilizes, produces, develops, prepares, conceives, makes, or suggests in the performance of the services under this Agreement, including all related developments originated or conceived during the term of this Agreement but completed or reduced to practice after termination.

4.3 All right, title, and interest in and to any programs, systems, data, and materials furnished to MTI and/or developed, at private expense, by Consultant outside the scope of this Agreement are and will remain the exclusive property of Consultant. These "Consultant Products", if any, are listed in Exhibit D.

5.0  PROPRIETARY INFORMATION

5.1 Consultant acknowledges that in order to perform the services called for in this Agreement, it will be necessary for MTI to disclose to Consultant certain Trade Secrets that have been developed by MTI at great expense and that have required considerable effort of skilled professionals. Consultant further acknowledges that the Deliverables will, of necessity, incorporate such Trade Secrets. Consultant agrees that it will not disclose, transfer, use, copy, or allow access to any Trade Secrets to any employees or to any third parties, unless they have a need to know and are consistent with the requirements of this Agreement and have signed a Confidentiality/Non-Disclosure Agreement shown in Exhibit C.

5.2 In no event will Consultant disclose any Trade Secrets to any competitors of MTI.

5.3 The term "Trade Secrets" means any scientific of technical data, information, design, process, procedure, formula, or improvement that is commercially valuable to MTI and not generally known in the industry.

5.4 The obligations of this section will survive this Agreement and continue for as long as the material remains Trade Secrets.

6.0  CONFIDENTIALITY OF AGREEMENT; PUBLICITY; USE OF MARKS

6.1 Consultant will not disclose the nature of the effort undertaken for MTI or the terms of this Agreement to any other person or entity, except as may be necessary to fulfill Consultant's obligations.

6.2 Consultant will not at any time use MTI's name or any MTI trademark(s) or trade name(s) in any advertising or publicity without the prior written consent of MTI.


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
7.0  WARRANTIES

7.1  Consultant warrants that:

     a. Consultant's performance of the services and any programs, systems, data, or materials furnished to MTI under this Agreement do not violate any applicable law, rule, or regulation; any contracts with third parties; or any third-party rights in any patent, trademark, copyright, trade secret; or similar rights.

     b. Any and all rights, title, and ownership interests, including copyright, that Consultant may have in or to a MTI Work Product or any tangible media embodying a MTI Work Product, as described in Section 4.2, are assigned to MTI as part of this Agreement.

     c. EXCEPT FOR THE EXPRESS WRITTEN WARRANTIES STATED HEREIN, CONSULTANT DISCLAIMS ALL WARRANTIES INCLUDING ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

8.0  LIMITATION OF LIABILITY

8.1 Except as provided in Section 8, in no event will either party be liable to the other for any special, incidental, consequential damages, or lost profits of the other party.

9.0  ARBITRATION

9.1 At the option of either party, any and all disputes regarding this Agreement will be decided according to the rules and regulations of the American Arbitration Association.

9.2 The arbitrators will be selected as follows: If MTI and Consultant agree on one arbitrator, the arbitrator will be conducted by that arbitrator. If MTI and Consultant do not agree, MTI and Consultant will each select one independent, qualified arbitrator and the selected arbitrators will select the third arbitrator. All three arbitrators will conduct the arbitration. MTI reserves the right to reject any individual arbitrator employed by or affiliated with a competing organization.

9.3 Arbitration will take place at Orange County, California, or any other location mutually agreeable to the parties. At the request of either party, arbitration proceedings will be conducted in the secrecy. All documents, testimony and record will be received, heard and maintained by the arbitrator(s) in secrecy under seal, available for the inspection only of MTI or Consultant, and their respective attorneys and experts who agree in advance and in writing to hold the information in secrecy until the information becomes generally known.

9.4 The arbitrator(s), acting by majority vote, will be able to decree any and all relief of an equitable nature, including, but no limited to, relief of a temporary order, and/or a temporary or permanent injunction. The arbitrator(s) will also be able to award damages, with or without an accounting and cost. The decree or judgment of an award rendered by the arbitrator(s) will be binding and may be entered in any court having jurisdiction thereof.

10.0  MISCELLANEOUS

10.1 This Agreement will be governed by substantive laws of the State of California.

10.2 The parties are independent contractors to one another. Nothing in this Agreement, creates any agency, partnership, or joint tenants between the parties. Except as expressly provided in this Agreement, MTI will not be liable for any debts, accounts, obligations, or other liabilities of Consultants, including (without limitation) Consultant's obligations to withhold Social Security and income taxes for itself or any of its employees.

10.3 All remedies available to either party for one or more breaches by the other party are cumulative and may be exercised separately or concurrently without waiver of any other remedies. The failure of either party to act on a breach of this Agreement by the other will not be deemed a waiver of the breach or a waiver of future breaches, unless the waiver is in writing and signed by the party against when enforcement is sought.

10.4 All notices will be in writing and will be delivered by hand or by registered or certified mail, postage prepaid, as follows:

      If to Consultant:            If to MTI:

      Earl Pearlman                MTI Technology Corporation
                                   4905 East La Palma Avenue
                                   Anaheim, California 92807
                                   Attn: Contracts Manager

10.5 This Agreement constitutes the entire Agreement between the parties and supersedes all prior representations, proposals, discussions, and communications, whether oral or in writing. This Agreement may be modified only in writing.

10.6 This Agreement is a stand alone document and is not part of any previous agreement.

EXECUTED BY:

                                   MTI TECHNOLOGY CORPORATION

                                   EXHIBIT A

                                 SCOPE OF WORK

Consultant will provide information and conduct research as requested by MTI to assist in the understanding, development and delivery of the following:


DELIVERABLES

At MTI's sole discretion, MTI may request that Consultant provide advice as to the development and implementation of both tactical and strategic plans for MTI or its subsidiaries. This may include that the Consultant be present at certain locations at certain times as specified by MTI, with reasonable advance notice to be given to Consultant either by direct conversation or in writing.

At MTI's sole discretion, MTI may request that Consultant meet with MTI's vendors of customers to assist MTI in the furthering or improving of its relationships with the respective vendor or customer. If such a request is made by MTI, MTI and Consultant will mutually agree prior to the meeting as to the general content and scope of information that Consultant will provide or discuss. MTI agrees to provide reasonable advance notice to Consultant as to the location and time of such meetings, either by direct conversation or in writing.


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
                                   EXHIBIT B

                                      FEES

MTI agrees to pay Consultant $200.00 per hour per assignment, with the number of billable hours per assignment to be mutually agreed upon by both MTI and Consultant, in writing, prior to Consultant providing any services relating to the respective assignment. MTI retains the unilateral and sole right to determine if any services are to be requested of the Consultant, and Consultant agrees not to undertake any actions or provide any services under this Agreement unless directed to do so by the appropriate representatives of MTI.


                                 PAYMENT TERMS

Upon the completion of an assignment as set forth in "Exhibit A" and submission of an invoice the agreed upon amount of the assignment's billable hours multiplied at the rate of $200.00 per hour will be paid on a net 30 days.


                               TERMS OF AGREEMENT

Terms

     This agreement is effective beginning December 1, 1999 and terminates July 31, 2001. MTI agrees that this Agreement will remain in effect for the full term as set forth above, and may only be terminated prior to July 31, 2001 by Consultant. If Consultant does elect to terminate the Agreement prior to July 31, 2001, Consultant agrees to give MTI 30 days written notice, and to complete any unfinished assignments.

     The number of hours to be worked and/or the number of assignments that Consultant will be asked to engage will be solely determined by MTI. MTI may, at its sole discretion, elect to not engage the Consultant for any assignment during the term of this Agreement. Unless the Agreement is terminated by the Consultant pursuant to the terms and conditions as set forth above, Consultant agrees that he will make himself available to MTI during the term of the Agreement.

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

                                   Exhibit C
                    CONFIDENTIALITY/NON-DISCLOSURE AGREEMENT

In consideration of MTI Technology Corporation, a Delaware corporation (herein "MTI") granting me access to MTI facilities and information, I agree as follows:

1. As an employee of Consultant, it is my understanding that, pursuant to a Consulting Agreement between Consultant and MTI Technology Corporation, I will have access to and acquire techniques, know-how, or other information of a confidential nature concerning MTI experimental and developmental work, trade secrets, secret procedures, business matters or affairs including, but not limited to, information relating to ideas, discoveries, inventions, disclosures, processes, methods, systems, formulas, patents, patent applications, machines, materials, research plans and activities, research results, and business marketing information, plans, operations, activities, and results. I WILL NOT DISCLOSE ANY SUCH INFORMATION TO ANY PERSON OR ENTITY OR USE ANY SUCH INFORMATION WITHOUT MTI'S PRIOR WRITTEN CONSENT. Information will, for purposes of this Agreement, be considered to be confidential if not known in the field generally, even though such information has been disclosed to one or more third parties pursuant to joint research agreements, consulting agreements, or other agreements entered into by MTI or any of its affiliates. Excluded from the obligations of confidentiality and non-discloser agreed to herein is information (i) that I can establish I knew prior to my acquiring it from MTI; (ii) that I receive from a third party who, when providing it to me, is not under an obligation to MTI to keep the information confidential; or (iii) that enters the public domain through no fault of mine.

2. If, as a consequence of my access to MTI facilities or information, I conceive of or make, alone or with others, ideas, inventions and improvements thereof of know-how related thereto that relate in any manner to the actual or anticipated business of MTI, I will assign and do hereby assign to MTI my right, title, and interest in each of the ideas, inventions and improvements thereof described in this paragraph. I will, at MTI's expense, execute, acknowledge, and deliver such documents.

3. I agree that, upon the earlier of the completion of my work for MTI, as an employee of Consultant or upon the termination of the Consulting Agreement between MTI and Consultant, I will deliver to MTI (and will not keep in my possession or deliver to anyone else) any and all devices, records, data, notebooks, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items belonging to MTI, its successors or assigns.

4. I agree to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. I represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my commencing work for MTI. I have not entered into, and I agree I will not enter into, any oral or written agreement in conflict herewith.

5.   This Agreement will be governed by the laws of the State of California.

6. This Agreement sets forth the entire agreement and understanding between MTI and me relating to the subject manner herein and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this agreement, will be effective unless in writing signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.


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
7. If one or more of the provisions in this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.

8. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of MTI, its successors, and its assigns.

9. This Agreement will remain in full force and effect so long as any materials referred to in paragraph 1 remain trade secrets of MTI.


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Date                                          Signature

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Witness                                 Name





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